EXHIBIT 99

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130



CONTACT:          Edward B. Grimball                       FOR IMMEDIATE RELEASE
                  504/586-7570
                  Michael D. Charbonnet
                  504/552-4591

       WHITNEY EARNS $44.1 MILLION IN 1996 BEFORE MERGER RELATED EXPENSES

         (New Orleans, January 16, 1997). Whitney Holding Corporation, parent company of Whitney National Bank, Whitney Bank of Alabama, and Whitney National Bank of Florida, announced 1996 earnings of $44.1 million, or $2.45 per share, before recognition of nonrecurring administrative expenses related to the mergers with The First National Bank in St. Mary Parish, American Bank & Trust, and Liberty Bank. All financial data related to these mergers, which were treated as poolings-of-interests, are included in the Whitney financial statements. After recognition of these nonrecurring before tax merger expenses of $4.2 million, Whitney earned $40.6 million or $2.26 per share of common stock. For the fourth quarter of 1996, Whitney earned $12.2 million or $0.68 per share before merger related expenses.

         For the year 1996, the Company had a return on average assets of 1.23% and a return on average equity of 11.33%, before nonrecurring merger expenses. Whitney continued to show superior capital strength at December 31, 1996 with a regulatory Tier 1 risk-based capital ratio of 14.87%, a total risk-based capital ratio of 16.12%, a leverage ratio of 10.19%, and book equity to total assets of 10.72%.

         In addition to the earnings performance and capital strength, there were further financial highlights during 1996.

         - The regular quarterly cash dividend was increased to $0.25 per share of common stock, which is a $1.00 per share annual rate. Dividends per share declared in 1996 represent an 18.3% increase over dividends declared in 1995.

         - The Banks continued to experience attractive loan growth with a 28.9% increase in average loans during 1996. Throughout the year, this growth occurred in virtually all sectors of the portfolio.

         - The Net Interest Margin for the year was a healthy 4.81%.

         - At quarter-end, nonaccruing loans were $7.2 million, or 0.35% of total loans, while total nonperforming assets were $12.3 million or 0.33% of total assets, which represent decreases of 12% and 16%, respectively from a year ago.

                                     -more-


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Whitney Holding Corporation
Page Two


         - The reserve for possible loan losses remains strong at $39.3 million and 547% of non-accruing loans.

         - In March 1996, Whitney completed its merger of First Citizens BancStock, Inc., parent of The First National Bank in St. Mary Parish, headquartered in Morgan City, Louisiana with $242 million in assets and eleven branches.

         - In October 1996, the Company completed the mergers with American Bank & Trust and Liberty Bank, both of Pensacola, Florida. These acquisitions mark Whitney's entry into the dynamic Florida banking market.

         - In October 1996, the Whitney announced a pending merger with the $210 million asset First National Bankshares of Houma, Louisiana, parent of First National Bank of Houma. This transaction is expected to conclude in the first quarter, 1997.

         - In November 1996, The Whitney announced a pending merger with the Gulfport, Mississippi based Merchants Bancshares, Inc., the parent company of Merchants Bank & Trust Co., which has $207 million in assets and 13 banking locations along the Mississippi Gulf coast. This transaction is also expected to conclude in the first quarter, 1997.

         Whitney Holding Corporation, whose stock is traded on the NASDAQ exchange (WTNY), is the holding company for Whitney National Bank, Whitney Bank of Alabama, and Whitney National Bank of Florida. Whitney National Bank is headquartered in New Orleans with 61 branches in south Louisiana, Whitney Bank of Alabama has ten banking offices in Mobile, Montgomery, and the Alabama Gulf Coast region, and Whitney National Bank of Florida has five branches in the Pensacola area. The Whitney, which has been in continuous operation since 1883, has assets of approximately $3.8 billion.

                                       ###


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
                WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                           SELECTED FINANCIAL DATA
                              December 31, 1996

                                                                                    For the Three               For the Twelve
                                Consolidated                                         Months Ended                Months Ended
                          Income Statement Summary                                   December 31,                December 31,
                               (in thousands)                                       1996         1995            1996         1995
Interest Income (Tax equivalent)                                                 $63,518      $60,378        $246,249     $225,756
Interest Expense                                                                  23,380       20,434          89,895       75,941
Net Interest Income (Tax equivalent)                                             $40,138      $39,944        $156,354     $149,815
   Tax Equivalent Adjustment                                                       1,141        1,065           4,543        4,097
Net Interest Income                                                              $38,997      $38,879        $151,811     $145,718
Provision (Reduction) for Possible Loan Losses                                    (5,000)         350          (5,000)      (9,380)
Other Income                                                                       9,496        8,323          37,322       33,969
Other Expense                                                                     35,454       31,577         130,136      122,680
Income Tax Expense                                                                 5,808        4,642          19,926       20,855
Net Income before Merger-Related Expenses                                        $12,231      $10,633         $44,071      $45,532
Earnings Per Share before Merger-Related Expenses                                  $0.68                        $2.45
Return on Average Assets before Merger-Related Expenses                             1.33%                        1.23%
Return on Average Equity before Merger-Related Expenses                            12.13%                       11.33%
Merger-Related Expenses (Net of Taxes)                                             1,173                        3,450
Net Income after Reserve Reduction and Merger Expenses                           $11,058      $10,633         $40,621      $45,532
Earnings Per Share                                                                 $0.61        $0.60           $2.26        $2.57
Dividends Per Share, historical Whitney Holding Corporation                        $0.25        $0.20           $0.97        $0.82
Return on Average Assets after Merger-Related Expenses                              1.20%        1.25%           1.14%        1.38%
Return on Average Equity after Merger-Related Expenses                             10.97%       11.45%          10.45%       13.05%
Selected Statistical Information:
   Tier 1 Risk-Based Capital (12/31) Preliminary                                   14.87%       17.19%
   Total Risk-Based Capital (12/31) Preliminary                                    16.12%       18.45%
   Tier 1 Leverage Capital (12/31) Preliminary                                     10.19%       10.06%
   Equity Capital / Assets (12/31)                                                 10.72%       10.70%
Non-Accruing  Loans (12/31)                                                       $7,191       $8,161
Other Real Estate Owned, (12/31)                                                   2,765        3,668
In-Substance Foreclosures (12/31)                                                      0        1,257
   Total OREO, net (12/31)                                                        $2,765       $4,925
Other Non-Performing Assets, including restructured loans (12/31)                  2,375        1,622
   Total Non-Performing Assets (12/31)                                           $12,331      $14,708
Net Charge Offs (Recoveries)                                                        (273)      (2,788)        ($4,166)    ($10,713)
Non-Performing Assets as a percent of Total Assets (12/31)                                                       0.33%        0.42%
Net Interest Margin (Tax equivalent)                                                4.79%        5.10%           4.81%        5.04%
Book Value Per Share (12/31)                                                      $22.53       $21.28
Weighted Average Shares Outstanding and Equivalents                           18,064,580   17,824,395      17,981,555   17,683,987


                                                                               Balance at December 31,     YTD Average December 31,
Balance Sheet Summary (in thousands)                                                1996         1995            1996         1995
Cash and Due From Banks                                                         $221,091     $235,221        $189,731     $192,399
Federal Funds Sold                                                                13,400       28,937          23,693       59,644
Securities Held to Maturity                                                    1,179,322    1,251,442       1,272,710    1,400,849
Securities Available for Sale                                                    146,972      224,454         174,213      134,977
Loans Net of Unearned Income                                                   2,064,912    1,649,436       1,778,074    1,379,587
Reserve for Possible Loan Losses                                                 (39,343)     (40,144)        (42,741)     (40,271)
Other Assets                                                                     188,147      163,365         181,001      165,389
   Total Assets                                                               $3,774,501   $3,512,711      $3,576,681   $3,292,574

Demand Deposits                                                                 $934,980     $905,010        $842,168     $827,348
Interest-Bearing Deposits                                                      1,926,901    1,977,160       1,953,054    1,892,768
Federal Funds Purchased and Repurchase Agreements                                478,662      227,094         362,534      194,478
Other Liabilities                                                                 29,307       27,584          30,070       29,020
   Total Liabilities                                                          $3,369,850   $3,136,848      $3,187,826   $2,943,614
Shareholders' Equity                                                             404,339      374,362         388,774      350,435
Net Unrealized Gains(Losses)
    on Securities                                                                    312        1,501              81       (1,475)
   Total Shareholders' Equity                                                   $404,651     $375,863        $388,855     $348,960
   Total Liabilities & Shareholders' Equity                                   $3,774,501   $3,512,711      $3,576,681   $3,292,574

Note: Prior period financial information presented has been restated for a 1996 acquisition accounted for as a pooling-of-interests.


                                                                               Fourth Quarter Average
Average Quarterly Balance Sheet Summary (in thousands)                              1996         1995
Cash and Due From Banks                                                         $175,495     $189,104
Federal Funds Sold                                                                22,812       48,053
Investment in Securities                                                       1,378,659    1,485,442
Loans Net of Unearned Income                                                   1,938,772    1,530,005
Reserve for Possible Loan Losses                                                 (44,173)     (38,492)
Other Assets                                                                     188,308      163,731
   Total Assets                                                               $3,659,873   $3,377,843

Demand Deposits                                                                 $855,887     $846,020
Interest-Bearing Deposits                                                      1,907,820    1,917,746
Federal Funds Purchased and Repurchase Agreements                                465,648      213,062
Other Liabilities                                                                 30,538       32,492
   Total Liabilities                                                          $3,259,893   $3,009,320
   Total Shareholders' Equity                                                   $399,980     $368,523
   Total Liabilities & Shareholders' Equity                                   $3,659,873   $3,377,843